UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A

Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VOYAGER OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Montana	77-0639000
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2718 Montana Avenue, Suite 220, Billings, Montana	59101
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered
Common Stock, par value $0.001 per share	NYSE Amex

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:   N/A

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Amendment No. 2 to Form 8-A

EXPLANATORY STATEMENT

Reincorporation; Assumption of Registration Statement

This Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), and constitutes Amendment No. 2 to the Registration Statement on Form 8-A (File No. 001-35097) (the “Registration Statement”) by Voyager Oil & Gas, Inc., a Montana corporation (“Voyager Oil”), the predecessor of Voyager Oil & Gas, Inc., a Delaware corporation (the “Company”).  The Company succeeded to the interests of Voyager Oil following a reincorporation effected pursuant to the Articles of Merger, dated as of May 31, 2011 (the “Merger Agreement”), between Voyager Oil and the Company.  The Articles of Merger provided for, among other things, the merger of Voyager Oil with and into the Company, a wholly owned subsidiary of Voyager Oil (the “Merger”).  The Articles of Merger was approved by the stockholders of Voyager Oil at the Annual Meeting of Stockholders held on May 27, 2011, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As a result of the Merger and upon the effective date of the Merger, each outstanding share of common stock, $0.001 par value per share, of Voyager Oil was automatically converted into one share of common stock, $0.001 par value, of the Company.

In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Amendment No. 2, the Company, as successor issuer to Voyager Oil, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.  The applicable registration fees were paid at the time of the original filing of this Registration Statement.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.              Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share (the “Common Stock”), of Voyager Oil & Gas, Inc., a Montana corporation (the “Company”), to be registered hereunder is contained under the heading “Description of Securities” in the Company’s Registration Statement on Form S-3, File No. 333-166402, originally filed with the Securities and Exchange Commission on April 30, 2010, as amended to date and including any other amendments to such Registration Statement made prior to the effective date (collectively, the “Registration Statement”).  Such part of the Registration Statement is incorporated herein by reference.

Item 2.              Exhibits.

The documents listed below are filed as exhibits to this registration statement.

Exhibit Number	Exhibit Title
3.1(1)	Articles of Incorporation of Voyager Oil & Gas, Inc.
3.2(1)	Bylaws of Voyager Oil & Gas, Inc.
4.1	Reference is made to Exhibits 3.1 and 3.2

(1)	Incorporated by reference to the exhibit of the same number from the Company’s Current Report on Form 8-K as filed with the Commission on June 2, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 3, 2011

VOYAGER OIL & GAS, INC.

	By:	/s/ Mitchell R. Thompson
Mitchell R. Thompson
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1(1)	Articles of Incorporation of Voyager Oil & Gas, Inc.
3.2(1)	Bylaws of Voyager Oil & Gas, Inc.
4.1	Reference is made to Exhibits 3.1 and 3.2

(1)	Incorporated by reference to the exhibit of the same number from the Company’s Current Report on Form 8-K as filed with the Commission on June 2, 2011.